UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2009

Alon USA Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32567	74-2966572
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7616 LBJ Freeway, Suite 300, Dallas, Texas		75251
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 367-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2009, Alon Refining Krotz Springs, Inc. ("Krotz Springs"), a subsidiary of Alon USA Energy, Inc., closed the offering of $216.5 million in aggregate principal amount of 13.50% senior secured notes due 2014 (the "Notes"). The Notes were offered and sold either to "qualified institutional buyers" pursuant to the exemption from registration set forth in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act and to a limited number of institutional "accredited investors" pursuant to other available exemptions from registration under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Krotz Springs received gross proceeds of $205.4 million from the sale of the Notes (before fees and expenses related to the offering). In connection with the closing, Krotz Springs prepaid in full all outstanding obligations under the Term Loan Agreement, dated as of July 3, 2008 (as amended, the "Term Loan Agreement"), among Krotz Springs, Alon Refining Louisiana, Inc., a Delaware corporation, the financial institutions named as lenders therein, and Wells Fargo Bank, N.A., successor to Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and terminated the Term Loan Agreement. The remaining proceeds from the offering will be used for general corporate purposes.

The terms of the Notes are governed by an indenture, dated as of October 22, 2009, by and between Krotz Springs and Wilmington Trust FSB, as trustee (the "Indenture"). Interest is payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2010. The obligations under the Indenture are secured by a first priority lien on Krotz Springs' property, plant and equipment and a second priority lien on Krotz Springs' cash, accounts receivable and inventory.

The Indenture requires Krotz Springs to make an offer to repurchase the Notes at 101.00% of their principal amount, together with any accrued and unpaid interest, in the event of a change of control (as defined in the Indenture), and to make an offer to repurchase the Notes at 100.00% of their principal amount, together with any accrued and unpaid interest, with proceeds of certain asset sales. Subject to certain conditions and other provisions, the Indenture also requires Krotz Springs to make an offer to repurchase the Notes with 75% of excess cash flow (as defined in the Indenture) after the end of each period ending June 30 and December 31, commencing June 30, 2010, at 101.00% of the principal amount, together with any accrued and unpaid interest.

The Indenture also contains certain covenants which, among other things, limit Krotz Springs’ ability to incur additional indebtedness; pay dividends or make other distributions on any equity interests of Krotz Springs; repurchase or redeem any equity interests of Krotz Springs or make other restricted payments; make investments; create or incur liens on assets; enter into transactions with affiliates; engage in other businesses; enter into sale and leaseback transactions; merge or consolidate with another company; transfer and sell assets; create dividend and other payment restrictions affecting subsidiaries, if any; and designate restricted and unrestricted subsidiaries.

The Notes will mature on October 15, 2014. Prior to October 15, 2012, Krotz Springs may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 113.50% of the principal amount of the Notes redeemed, plus any accrued and unpaid interest, with the proceeds of certain equity offerings. Additionally, prior to October 15, 2012, Krotz Springs may redeem all or any portion of the Notes at a redemption price equal to 100.00% of the principal amount of the Notes redeemed plus the applicable premium (as defined in the Indenture) and any accrued and unpaid interest.

From October 15, 2012 until October 15, 2013, Krotz Springs may redeem all or any portion of the Notes at a redemption price equal to 106.75% of the principal amount of the Notes redeemed, plus any accrued and unpaid interest. From October 15, 2013 until April 15, 2014, Krotz Springs may redeem all or any portion of the Notes at a redemption price equal to 103.375% of the principal amount of the Notes redeemed, plus any accrued and unpaid interest. After April 15, 2014, but before the maturity date of October 15, 2014, Krotz Springs may redeem all or any portion of the Notes at a redemption price equal to 100.00% of the principal amount of the Notes redeemed, plus any accrued and unpaid interest.

In connection with the issuance of the Notes, Krotz Springs also entered into a Registration Rights Agreement (the "Registration Rights Agreement"), dated October 22, 2009, between Krotz Springs and the initial purchaser of the Notes, that requires Krotz Springs to: (a) use its reasonable best efforts to consummate an exchange offer within 210 days after the issuance of the Notes, whereby Krotz Springs will file a registration statement with the U.S. Securities and Exchange Commission and offer to exchange the Notes for publicly tradable notes having substantially identical terms; and (b) file a shelf registration statement for the resale of the Notes and use its reasonable best efforts to cause the shelf registration statement to be declared effective if Krotz Springs cannot effect an exchange offer within such 210 day period and in certain other circumstances. If Krotz Springs does not comply with certain of its obligations under the Registration Rights Agreement, the interest rate on the Notes will increase by 0.25% per annum for the following 90 day period and an additional 0.25% per annum with respect to each subsequent 90 day period, up to a maximum increase of 1.00% per annum. However, the interest rate will return to 13.50% once Krotz Springs complies with its obligations.

In connection with the issuance of the Notes, Krotz Springs also entered into an Amended and Restated Loan and Security Agreement, dated as of October 22, 2009 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among Alon Refining Louisiana, Inc., Krotz Springs, each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank of America, N.A., as Agent, which amends and restates Krotz Springs’ existing revolving credit facility. Among other changes, the Loan Agreement provided for the issuance of the Notes and other transactions contemplated thereby. The collateral securing the obligations under the Loan Agreement, subject to certain limited exceptions, includes a first priority lien on Krotz Springs' cash, accounts receivable and inventory and a second priority lien on Krotz Springs' property, plant and equipment.

Copies of the Indenture, Registration Rights Agreement and Loan Agreement are attached to this Current Report on Form 8-K as exhibits and are incorporated by reference as though fully set forth herein. The foregoing summary description of the Indenture, Registration Rights Agreement and Loan Agreement is not intended to be complete and is qualified in its entirety by the complete text of each of the agreements.

Item 1.02 Termination of a Material Definitive Agreement.

The response to Item 1.01 is hereby incorporated into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 1.01 is hereby incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number and Description:

4.1 Indenture, dated as of October 22, 2009, by and among Alon Refining Krotz Springs, Inc. and Wilmington Trust FSB, as Trustee.

10.1 Amended and Restated Loan and Security Agreement, dated as of October 22, 2009 (as amended, supplemented or otherwise modified from time to time), among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank of America, N.A., as Agent.

10.2 Registration Rights Agreement, dated October 22, 2009, between Alon Refining Krotz Springs, Inc. and Jefferies & Company, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Energy, Inc.

October 23, 2009	By:	/s/Harlin R. Dean

Name: Harlin R. Dean
Title: Senior Vice President-Legal, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of October 22, 2009, by and among Alon Refining Krotz Springs, Inc. and Wilmington Trust FSB, as Trustee.
10.1	Amended and Restated Loan and Security Agreement dated as of October 22, 2009 (as amended, supplemented or otherwise modified from time to time), among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., each other party joined as a borrower thereunder from time to time, the Lenders party thereto, and Bank of America, N.A., as Agent.
10.2	Registration Rights Agreement, dated October 22, 2009, between Alon Refining Krotz Springs, Inc. and Jefferies & Company, Inc.